FOR IMMEDIATE RELEASE

Contact:

LHA

Anne Marie Fields

afields@lhai.com

212.838.3777

PROTALEX ANNOUNCES COMPLETION OF $2.8 MILLION PRIVATE PLACEMENT

FLORHAM PARK, N.J. (January 23, 2014) – Protalex, Inc. (OTCQB: PRTX), a clinical-stage biopharmaceutical company, today announced that it has consummated a private placement financing to accredited investors of 471,334 shares of its common stock at $6.00 per share, yielding gross proceeds of $2,828,000. No commissions were payable in connection with the financing transaction. Proceeds of the financing will be used for working capital purposes, principally to fund ongoing clinical trials and studies and related activities. The investors in the offering were granted piggy-back registration rights in connection with certain registration statements filed by the company, subject to certain exceptions, including a registration statement filed in connection with a primary offering by the company.

About Protalex, Inc.

Protalex, Inc. is a clinical-stage biopharmaceutical company focused on the development of a class of drugs for treating autoimmune and inflammatory diseases including rheumatoid arthritis (RA). Protalex’s lead product, PRTX-100, is a formulation of a proprietary, highly purified form of Staphylococcal Protein A, which is an immunomodulatory protein produced by bacteria. Protalex has completed a Phase 1b clinical trial in adult patients with active RA in South Africa which demonstrated that PRTX-100 was generally safe and well tolerated at all dose levels, and at the higher doses, more patients showed improvement in their CDAI (Clinical Disease Activity Index) for RA than did patients at the lower dose or placebo cohorts. PRTX-100 has the ability, at very low concentrations, to bind to human B-lymphocytes and macrophages and to activate processes that mediate inflammation in certain autoimmune diseases. Laboratory studies indicate that the mechanism involves interaction with specific immunologic signaling pathways. The safety, tolerability, and pharmacokinetics of PRTX-100 have now been characterized in four clinical studies, with a fifth U.S. study nearing completion.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission.

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